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                                                                     EXHIBIT 10d



                              MANAGEMENT AGREEMENT


       THIS AGREEMENT is entered into this 17th day of August, 1997, by and between 101 MAIN STREET LIMITED LIABILITY COMPANY, a Colorado Limited Liability Company whose address is 101 Main Street, Black Hawk, CO 80422 ("Owner"), and FITZGERALDS BLACK HAWK II, INC., a Colorado Corporation ("Manager"), whose address is 101 Main Street, Black Hawk, CO 80422.

       Owner has a license to operate a casino at 101 Main Street in Black Hawk, Colorado pursuant to the Colorado Limited Gaming Act, and intends to operate a casino gambling business as permitted under the license and to carry on other related business activities. Owner has acquired or constructed, and installed, all the assets necessary to operate that business. Manager has represented to Owner that through its principals and affiliates it has extensive experience in the management of casino gaming operations. Owner, therefore, desires to engage Manager as the manager of the aforesaid business on the terms and conditions herein provided.

       IT IS, THEREFORE, AGREED:

1.     DEFINITIONS.

       1.1. ACT. The term "Act" shall refer to the Colorado Limited Gaming Act of 1991, Article 47.1, title 12, C.R.S. et seq., as the same may be amended from time to time after the Effective Date, and all the rules and regulations adopted from time to time by the Colorado Limited Gaming Control Commission pursuant to the Act.

       1.2. ACCOUNTING PERIOD. The term "Accounting Period" shall refer to a period of not less than nor more than six full weeks, as shall be used by the Business in accounting for its operations consistent with the accounting practices adopted by the Manager.

       1.3. BUSINESS. The term "Business" shall refer to the casino gaming operation operated by Owner pursuant to the License and all other related business activities, including food and beverage service, hotel accommodations, entertainment and parking carried on by Owner from time to time, all as determined from time to time by Owner.

       1.4. COLORADO COMMISSION. The term "Colorado Commission" shall refer to the Colorado Limited Gaming Control Commission, as established and appointed under the Act, and any other successor body charged with the authority to carry out the requirement of the Act.

       1.5. EFFECTIVE DATE. The term "Effective Date" shall refer to the date on which this Agreement is executed by the parties thereto.

       1.6. EQUIPMENT. The term "Equipment" shall refer to all furniture, fixtures and equipment including gaming equipment, necessary or desirable to conduct the Business.
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       1.7.   FISCAL YEAR. The term "Fiscal Year" shall refer to the calendar year commencing January 1 and ending December 31.

       1.8. GENERAL MANAGER. The term "General Manager" is defined in Section 5.13.

       1.9. LICENSE. The term "License" shall refer to the initial gaming license issued to Owner under the Act pursuant to which Owner is authorized to own and operate the casino gaming portion of the Business and all subsequent renewals or necessary modifications thereof.

       1.10.  MANAGEMENT FEE. The term "Management Fee" is defined in Section
4.1.

       1.11.  TERM. The term "Term" is defined in Section 3.1.

2. APPOINTMENT. Owner hereby appoints Manager for the Term to perform the duties and responsibilities specified in Section 5 and the other provisions of this Agreement. By signing this Agreement, Manager hereby accepts such appointment and agrees to perform such duties and responsibilities on the terms and conditions set forth in this Agreement.

3.     TERM AND TERMINATION.

       3.1. TERM. Subject to the provisions of Section 3.2 and 3.3, the term of Manager's appointment under this Agreement shall commence on the Effective Date and shall continue so long as the License continues in full force and effect but in no event beyond the tenth (10th) anniversary of the Effective Date, unless sooner terminated by mutual agreement of the parties in accordance with the terms of this Agreement (the "Term").

       3.2    EARLY TERMINATION BY OWNER.

              (a) Manager conducts the Business in a manner which materially violates the Act or any other law or regulation to which the Business is subject, or commits any act which would disqualify it under the Act from acting as manager of the Business, or loses any license or permit necessary for it to be able to continue to act as the manager of the Business, including any license or approval required by any other state or jurisdiction to allow Manager to engage in the gaming business in such state or jurisdiction provided that Manager shall have the right to cure such default for a thirty (30) day period following Manager's receipt of Owner's termination notice or such longer period not to exceed an additional thirty (30) days if Manager is diligently pursuing such cure, unless the exigencies of the Business do not allow such cure period;

              (b) Manager materially breaches or fails to perform its obligations under this Agreement or any other agreement with Owner provided that Manager shall have the right to cure such default for a thirty (30) day period following Manager's receipt of Owner's termination notice or such longer period not to exceed an additional thirty (30) days if Manager is diligently pursuing such cure, unless the exigencies of the business do not allow such extended cure period;



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        (c) In the event the casino facilities are destroyed or suffer material damage, Owner shall not be obligated to restore such damage or destruction, and may elect by written notice to Manager, delivered within ninety (90) days after such casualty, to terminate Manager's appointment hereunder, effective as of the date of such notice. If after such casualty Owner elects not to terminate Manager's appointment pursuant to this provision, then Manager's appointment hereunder shall not be terminated but the accrual and payment of the Management Fee shall abate with respect to the period during which the operations of the business are closed to the public. In the event of a termination under this
Section 3.2(d), Manager shall not be subject to the restrictive covenants contained in Section 7.2;

        (d) If the assets of the Business are taken by condemnation, or if Owner determines that a partial condemnation of any of the assets of the business make it impractical or unprofitable to maintain a viable operation, Owner may terminate manager's appointment hereunder, effective as of the date of any such condemnation. Manager shall have the right separately to pursue an application for an award from the condemning authority with respect to any interest it may have under this Agreement, but shall not otherwise have the right to participate in any action or proceeding taken or participated in by Owner with respect to such condemnation or in any award made to Owner thereunder. If there is a partial taking which Owner determines does not make continued operation of the Business impractical or unprofitable, Owner shall restore such assets to the extent practicable and to the extent there are condemnation proceeds available for such purpose, and Manager's appointment hereunder shall continue in full force and effect;

        (e) A petition in bankruptcy or reorganization shall be filed by Manager or shall be filed against Manager and shall not be discharged with ninety (90) days, or Manager shall make an assignment for the benefit of creditors or take advantage of any insolvency act, or Manager shall dissolve and discontinue its business;

        (f) Owner itself, or through Manager, defaults on any of its obligations to repay loans, mortgages or other accounts payable incurred in connection with the acquisition, construction or operation of the Business, which default is not cured or waived within ninety (90) days or such other cure period provided in the applicable document;

        (g) Owner sells all or substantially all of the facilities and assets used in the conduct of the business.

        (h) Fitzgeralds Black Hawk, Inc. (FBHI), the parent company of Manager, fails to staff or support Manager with sufficient reasonably qualified management personnel consistent with industry standards and prior practice, provided that such failure has not been cured by FBHI within thirty (30) days of Manager's receipt of Owner's


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termination notice or such longer period, not to exceed an additional thirty
(30) days, if FBHI is diligently pursuing such cure;

     (i) Fitzgeralds Reno, Inc. ("FRI"), a Nevada corporation, a corporation affiliated with the Manager, materially breaches or fails to perform its obligations under the Fitzgerald Trademark License Agreement dated October __, 1994, between FRI and Owner, provided that Owner has given FRI written notice of such default and FRI has not cured such default within thirty (30) days following its receipt of notice of such default or such longer cure period not to exceed an additional thirty (30) days provided FRI is diligently pursuing such cure, unless the exigencies of the Business do not permit such extended cure period; or,

          (j) Dissolution of Owner.

     Owner shall provide Manager at least thirty (30) days prior written notice of its intent to terminate this Agreement under this Section 3.2.

     3.3 EARLY TERMINATION BY MANAGER. Manager shall have the right to terminate its obligation to act as the manager of the Business pursuant to its appointment hereunder at any time for any one or more of the following reasons:

          (a) Owner's License is revoked and Owner is unable to have its License reinstated within thirty (30) days of receipt of Manager's termination notice, or such longer period, not to exceed an additional thirty (30) days if Owner is diligently pursuing such reinstatement.

          (b) Owner materially breaches or fails to perform its obligations under this Agreement provided that Owner shall have a right to cure for a period of thirty (30) days after receipt of manager's termination notice or such longer period, not to exceed an additional thirty (30) days, if Owner is diligently pursuing such cure; or,

          (c) A petition in bankruptcy or reorganization shall be filed by Owner or shall be filed against Owner and shall not be discharged within ninety
     (90) days, or Owner shall make an assignment for the benefit of creditors or take advantage of any insolvency act, or Owner shall dissolve and discontinue the Business. In the event of a termination under this Section 3.3(c), Manager shall not be subject to the restrictive covenant of Section 7.2.

     Manager shall provide Owner at least thirty (30) days prior written notice of its intent to terminate this Agreement under this Section 3.3.

     3.4 OBLIGATIONS UPON TERMINATION. Upon termination of Manager's appointment as herein provided, each party shall promptly pay to the other, as soon as the same is determinable after the effective date of termination, all amounts due such other party under the terms of this Agreement. Upon the effective date of such termination, Manager shall deliver and surrender


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possession and control to Owner of all books and records, license, plans, leases, contracts and other documents pertaining to the Business, any insurance policies, bills of sale or other documents evidencing title or rights of Owner, and any other records or documents pertaining to the Business, whether or not enumerated herein, which are necessary or desirable for the ownership and operation of the Business. Manager further agrees to do all other things reasonably necessary to cause an orderly transition of the management of the Business without detriment to the rights of Owner or to the continued management of the Business. Nothing herein shall be construed to limit Manager's right to retain and control its business records, provided that Owner shall be provided with copies of same to the extent any such records are necessary or desirable for the ownership and operation of and pertain to the Business. Manager agrees and acknowledges that all names, marks, trademarks, service marks and other intangible assets developed or otherwise acquired by the business (other than pursuant to the terms of a license or other agreement authorizing Owner to utilize names, marks, trademarks or service marks registered, or for which registration is pending, in the name of owner) are and shall remain the sole and exclusive property of Owner.

4.   MANAGER'S COMPENSATION

          4.1 MANAGEMENT FEE. Beginning on the Effective Date, and for each Fiscal Year thereafter, as compensation for its services to Owner rendered under this Agreement, Manager shall be entitled to an annual management fee ("Management Fee") of ONE MILLION DOLLARS ($1,000,000.00) for the Fiscal Year, payable in installments as provided in Section 4.2. Should the casino at any time during the term of this Agreement operate for less than a full Fiscal Year, the Management Fee shall be prorated for any partial Fiscal Year and for any partial month during which the casino is operated.

          4.2 METHOD OF PAYMENT. Manager may cause the payment of the Management Fee for each Fiscal Year to be paid to it in equal monthly installments under the procedure specified in Section 6.2.

          Should Owner for any reason fail, or be unable to fully pay the Management Fee when and as due, by reason of insufficient flow in any Accounting Period, the unpaid portion of the Management Fee shall be accrued and shall be payable from available cash flow in subsequent Accounting Periods.

5. DUTIES AND RESPONSIBILITIES OF MANAGER

          5.1 MANAGEMENT OF THE BUSINESS. During the Term, Manager shall devote its best efforts to serving Owner as the sole and exclusive day-to-day manager of the Business, and shall perform its duties and responsibilities hereunder in the best interests of Owner and in a diligent, careful, lawful and vigilant manner so as to manage, direct, supervise, operate, maintain, repair and service the Business and all its assets in accordance with, and subject to, the policies and procedures of Owner and the other requirements of this Agreement, in full and ongoing compliance with any and all requirements of the Act, the License, the Colorado Commission, and any other licenses and legal requirements to which the Business is subject. The foregoing duties


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and obligations shall include, without limitation, full responsibility for the continual operation of the casino facilities, the Equipment, the conduct of gambling operations, determination of gaming credit, granting of discounts and complimentaries for accommodations, meals, and beverage service as is customary in the gaming business, all operational and gaming policies, operating standards, employment and labor policies and procedures, including the hiring, transfer and discharge of all employees, provided that any written employment contracts shall be subject to the approval of the Compensation Committee of Fitzgeralds Gaming Corporation ("FGC"), and entering into a contract or contracts with an applicable union or unions in Owner's name and with Owner's approval, all phases of sales, marketing, advertising, promotion and publicity relating to the Business, customer and employee relations and compliance with applicable gaming laws and regulations, except for those areas of compliance that Owner is not permitted to delegate under the Act, or any other applicable laws, regulations and standards. Subject to the provisions of this Agreement, in exercising such authority Manager may enter into such contracts, leases, concession agreements and other undertakings on behalf of Owner as Manager shall from time to time consider appropriate in Owner's name. So long as Manager shall perform its duties, obligations and responsibilities under this Agreement, and except to the extent expressly otherwise provided herein with respect to the rights and obligations of Owner, Owner shall not interfere with Manager in the exercise of its duties, obligations and responsibilities under this Agreement.

     5.2 LIMITATIONS ON MANAGER'S AUTHORITY. In addition to any other limitation imposed upon Manager under this Agreement, Manager shall not, without the express written authorization of the Chief Executive Officer of FGC, have any power to take any action with respect to any of the following matters:

          (a) Incur any indebtedness or prepay, refinance, increase, modify, consolidate or extend any indebtedness of Owner other than leases in the normal course of business which are for no more than three (3) years or provided for a thirty (30) day cancellation clause or have an aggregate cost of no more than $50,000.

          (b) Except with respect to collection matters or other routine legal matters, retain any legal counsel at Owner's expense. Nothing herein shall preclude Manager from retaining legal counsel at Manager's expense.

          (c) Sell any asset of Owner other than in the ordinary course of business.

          (d) Lend any funds of Owner to any person, other than to patrons of the Business in connection with their gaming activities at the Business.

          (e) Commence any lawsuit or other legal action on behalf of Owner, other than to collect sums due to Owner from patrons of the Business incurred in doing business with Business.

          (f) Settle any lawsuit or other legal action commenced by or against Owner involving claims excess of Twenty Five Thousand Dollars ($25,000.00) arising out of


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the Business, except that the Manager may settle any legal action involving personal injury claims against Owner or collection claims by Owner for sums due from patrons of the Business incurred in doing business with the Business, provided that the amount involved in any such settlement does not exceed Twenty Five Thousand Dollars ($25,000.00), and further provided that such settlement does not violate any term or requirement of any insurance policy related to the Business.

     (g) Enter into any contract having a term of more than twelve (12) months, unless such contract is terminable, without cost, on thirty (30) days' notice.

     (h) Enter into any written employment contract with any person who will be or is an employee or Owner.

5.3 BOOKS AND RECORDS. Manager shall maintain a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of Owner) in which shall be entered fully and accurately every financial transaction with respect to the operation of the Business. The Business books and records shall be maintained at the principal office of the business, and Owner shall at all reasonable times have access to such books, records and accounts and to all vouchers, files and other materials pertaining to the Business and the transactions contemplated by the Agreement.

5.4 Compliance with Laws, Contracts. Manager shall comply with and cause the Business and its assets to be kept, maintained, used and occupied in material compliance with the following as now in effect or as may hereafter be in effect:

     (a) All applicable laws, statutes, ordinances, and the rules, regulations, and orders of any governmental authority, including the Act and rules and regulations of the Colorado Commission.

     (b) Any director or occupancy certificate issued pursuant to any law regulation or rule by any public officer.

     (c) The provisions of any fire casualty and liability insurance policies insuring Owner's interest in the Business or its liability with respect to its operation thereof, so as not to affect the insurance coverage or increase the premium rate therefor.

     (d) The provisions of any lease, agreement including, but not limited to, the Fitzgeralds Trademark License Agreement, or other instrument affecting the Business.

5.5 LEGAL REQUIREMENTS. Manager shall execute and timely file all forms, reports and returns required by the Act and any rules or regulations promulgated thereunder. Manager shall execute and timely file all forms, reports and returns required by law relating to employment of personnel employed on behalf of Owner pursuant to this Agreement in connection with the Business. Manager shall cause to be filed each year

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     appropriate and timely ad valorem tax returns related to the Business.
     Manager shall promptly cause the issuance or transfer, as the case may be, of necessary business licenses other than the License and permits to the name of Owner, and to take any action necessary to preserve the License and the good standing of Owner under the Act, the rules and regulations of the Colorado Commission and other applicable licenses, laws, regulations and standards.

     5.6 EMPLOYMENT OF PERSONNEL. All employees required to operate the Business, including the general manager, who shall be the person designated by Manager to be responsible for the day-to-day operations of the business (the "General Manager"), shall be on the payroll of Owner, but shall be selected, hired, supervised, directed and discharged by Manager, except that the selection of any General Manager shall be made by Manager subject to the approval of Owner, which approval shall not be unreasonably withheld. The General Manager shall report exclusively to Manager. The compensation of employees shall be determined by Manager consistent and competitive with prevailing conditions in the area where the Business is being conducted, provided, however that determination of the compensation of any employee of Owner who base compensation shall be One Hundred Thousand Dollars ($100,000) shall require the prior approval of the Chief Executive Officer of FGC. Employees may be hired by manager for the business as permanent or temporary employees as circumstances may warrant.

     5.7 THIRD PARTY CONTRACTS STANDARDS. The price, compensation or other consideration paid for all goods obtained for the benefit of the Business shall be competitive with the amount ordinarily paid for such goods and service in the area where the Business is located.

6.   DUTIES AND RESPONSIBILITIES OF OWNER

     6.1 EXPENSES OF OWNER. Except as otherwise expressly provided in this Agreement, any expenses incurred by Manager on behalf of Owner pursuant to its authority under this Agreement shall be deemed to have been incurred for the account of, on behalf of, and at the expense of Owner. Owner, to the extent any such expenses are incurred directly by Manager shall reimburse Manager for all such expenses in the manner provided in Section
     6.2. Nothing herein shall be construed to authorize Manager to charge Owner, or be entitled to reimbursement with respect to, any overhead or similar expense of Manager or any affiliate of Manager incurred in its general offices, or for any salaries of any executives or supervisory personnel who are employees of Manager and not assigned to the Business full time or otherwise in accordance with this Agreement. Manager acknowledges that the Management Fee contemplates that Manager shall absorb any such expenses and any other expenses expressly allocated hereunder to Manager for its own account and without any right of reimbursement. Any expenses incurred by Manager which are not authorized pursuant to other provisions of this Agreement or by express written authorization of Owner, shall be borne by Manager.

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     6.2  PROCEDURE FOR PAYMENT OF OWNER EXPENSE. Manager shall maintain an account or accounts in the name of Owner at such bank or banks as may be selected from time to time by Owner. During the Term, Manager shall pay all expenses incurred hereunder for the account of on or behalf of Owner.

     6.3 DEBTS AND LIABILITIES OF OWNER. Except as provided herein, all debts and liabilities including employment related expenses and liabilities, to third persons incurred by Manager in the course of its operation and management of the Business shall be the debt and liabilities of Owner only and Manager shall not be liable for any such obligation by reason of its management, supervision, direction and operation of the business of Owner. Upon termination of this Agreement for any reason, all such Owner debts and liabilities, and any which may specifically arise by virtue of such termination, are expressly acknowledged to be the debts and liabilities of Owner alone. Manager may so inform third parties with whom it deals on behalf of Owner and may take any other reasonable steps to carry out the intent of this Section.

     6.4  INSURANCE

          (a) Owner shall carry, but Manager shall recommend, arrange for, place and maintain on Owner's behalf, such insurance as is required under the Act to insure the casino facilities and the Equipment for full replacement value, insurance for business interruption, Protection and Indemnity, Workers Compensation, Fidelity, garage keepers legal liability and public liability coverage, single limit per occurrence, or such higher amount as may be required under the Act, with reasonable deductible levels, and any other insurance which Manager determines from time to time to be in the best interest of the Owner. Owner assumes all risks in connection with the adequacy of any insurance or self-insurance program required or permitted under this Section 6.4(a) and, so long as Manager complies with the requirements of this Section 6.4(a), waives any claim against Manager and affiliates for any liability, cost or expense arising out of any uninsured or underinsured claim, in part or in full, of any nature whatsoever.

          (b) All insurance shall be written on an "occurrence basis." Insurance carriers must be qualified in Colorado and rated at a level of at least B+ by Best's. All liability policies shall name Owner and Manager as named insured or additional insured, as appropriate under the circumstances.
     Each policy of insurance shall provide endorsements to the effect that the policy may not be canceled or materially changed without at least thirty
     (30) days' written notice to Owner and Manager and that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained. Manager shall at all times cooperate and assist Owner and the Owner's insurance carriers in settling of any insurance claims covered under any Owner insurance policy. Certificates of insurance evidencing the effectiveness of coverage required to be carried hereunder shall be delivered by Manager to Owner not later than the acquisition by Owner of material assets, with respect to which insurance is required to be carried hereunder.

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            (c)   Whenever (i) any loss, cost, damage or expense resulting from fire, explosion or any other casualty or occurrence is incurred by either Owner or Manager, or anyone claiming by, through, or under either of them, and (ii) such party is then covered by insurance with respect to such loss, cost damage or expense, then the party so insured hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense, then the party so insured hereby releases the other party from any liability said other party may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance and waives any right of subrogation which might otherwise exist in or accrue to any person on account thereof, provided that such release of liability and waiver of the right of subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost hereof (except that in the case of increased cost, the party benefiting from this provision shall have the right, within thirty (30) days following written notice to pay such increased cost, thereby keeping such release and waiver in full force and effect).

            (d) Owner acknowledges that Manager or any affiliated companies may at their sole expense, carry insurance coverage separate and distinct from those required under this Section 6, including any excess coverage protecting only their separate interests.

7.    MISCELLANEOUS PROVISIONS

      7.1   NOTICES.    All notices, requests, demands and other communications
      hereunder shall be in writing and shall be deemed to have been duly given when either personally served or mailed by certified or registered mail, return receipt requested:

            To Owner:

                  101 Main Street Limited Liability Company
                  101 Main Street
                  Black Hawk, CO 80422
                  Attn: Philip D. Griffith, President

            To Manager:

                  Fitzgeralds Black Hawk II, Inc.
                  101 Main Street
                  Black Hawk, CO 80422
                  Attn: Philip D. Griffith, President

            with copy to:

                  Cara Brown, Esq.
                  Vice President & General Counsel
                  Fitzgeralds Gaming Corporation
                  301 Fremont Street


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             Las Vegas, NV 89101

or such other address or to such persons as any party shall have last designated by written notice to the other party.

     7.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns. Notwithstanding the preceding sentence, except as otherwise expressly provided in this Agreement, neither party shall have the right to assign its rights or delegate its duties, obligations or responsibilities under this Agreement without the written consent of the other party.

     7.3 FURTHER ASSURANCES. The parties agree that they at any time and from time to time after the Effective Date shall execute and deliver any and all additional, writings, instruments and other documents and shall take such further action as shall be reasonably required or requested by the other party to effectuate the transactions contemplated by this Agreement.

     7.4 INTERPRETATION. The headings contained in this Agreement are for reference purpose only, and shall not affect the meaning or interpretation of this Agreement. All references made and pronouns used herein shall be construed in the singular or plural, and in such gender as the sense and circumstances require.

     7.5 AMENDMENTS. This Agreement sets forth the entire understanding of the parties hereto and may not be amended, modified or supplemented at any time unless by a writing executed by the parties hereto or by their respective successors or assigns.

     7.6 CUMULATIVE RIGHTS; WAIVERS. Each and every right granted to a party hereunder, or in any other document contemplated hereby or delivered hereunder or executed concurrently herewith, or by law or equity, shall be cumulative and may be exercised at any time, or from time to time. No failure on the part of any party to exercise, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right. The failure of any party at any time, from time to time, to require performance by any other party of any term, condition or provision of this Agreement shall in no way alter or otherwise affect the right of such party at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term, covenant or provision contained in this Agreement, whether by conduct or otherwise, at any time or from time to time, shall be deemed to be or construed as a further or continuing waiver of such condition or breach or as a waiver of any other condition or of any other or subsequent breach of the same of any other term, covenant or provision.

     7.7 GOOD FAITH. Each of Manager and Owner agree to act in good faith when exercising any of their rights and responsibilities hereunder.



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     7.8  INCORPORATION OF RECITALS. All recitals contained in this Agreement are incorporated herein by this reference as if fully set forth in the operative provisions of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

OWNER:

101 MAIN STREET LIMITED LIABILITY COMPANY

By: /s/ PHILIP D. GRIFFITH
    ---------------------------------------------------
        Philip D. Griffith
        President and Chief Executive Officer

MANAGER:

FITZGERALDS BLACK HAWK II, INC.

By: /s/ PHILIP D. GRIFFITH
    ---------------------------------------------------
        Philip D. Griffith
        Chairman, President and Chief Executive Officer





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